Exhibit 1.01

Adient plc
Conflict Minerals Report
For the Calendar Year Ended December 31, 2016

I.Background

The Securities and Exchange Commission (the “SEC”), through Section 13(p) of the Securities Exchange Act of 1934, imposes reporting requirements (the “Rule”) on SEC issuers concerning the use of Conflict Minerals and the metals derived from such minerals, as described below, that originate in the Democratic Republic of the Congo (the “DRC”) or the adjoining countries (collectively, the “Covered Countries”). The Rule requires issuers with Conflict Minerals that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by such issuer to annually report to the SEC their efforts to determine whether any of those minerals originated in the Covered Countries or are from recycled or scrap sources.

The term “Conflict Mineral” is defined to include cassiterite, columbite-tantalite, gold, and wolframite and their derivatives, including tantalum, tin and tungsten ("3TG”), regardless of their source.

On October 31, 2016, Adient plc (“Adient”) became an independent company as a result of the separation of the automotive seating and interiors businesses from Johnson Controls International plc (“JCI”). This is the Conflict Minerals Report (“Report”) of Adient for calendar year 2016 and covers all Adient activities conducted for the calendar year ended December 31, 2016, including those undertaken while Adient was a part of JCI and its predecessor, Johnson Controls, Inc.

II.Adient Overview

Adient is the largest global automotive seating supplier, supporting all major automakers in the differentiation of their vehicles. Adient designs, manufactures and markets a full range of seating systems and components for all vehicle classes and all major original equipment manufacturers (“OEMs”). Adient's proprietary technologies extend into virtually every area of automotive seating solutions, including complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics. Adient has approximately 75,000 employees operating in 230 manufacturing/assembly plants in 33 countries worldwide. Additional information about Adient may be obtained by accessing Adient’s website at: http://www.adient.com.

As used in this Report, and except where the context otherwise requires, “we” and “our” refer to Adient and its majority-owned subsidiaries and variable interest entities that are required to be consolidated.

III.Product Overview

As noted above, our products include complete seating systems, frames, mechanisms, foam, head restraints, armrests, trim covers and fabrics.

IV.Supply Chain Description

Adient is committed to the responsible sourcing of Conflict Minerals and is a member of the Conflict-Free Sourcing Initiative (“CFSI”). The CFSI was founded by members of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”). Adient encourages its suppliers to conduct conflict-free sourcing from CFSI certified smelters.

As a large multinational company, Adient has a complex, multi-tiered supply chain. The products that Adient manufactures are typically highly engineered, complex and contain thousands of parts from a vast network of globally dispersed suppliers.

As a downstream consumer with many tiers in its supply chain, Adient generally does not have a direct relationship with smelters and refiners. Thus, Adient must rely on its direct suppliers to provide information on the origin of any Conflict Minerals contained in the components and parts supplied to Adient.

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Exhibit 1.01

V.Reasonable Country of Origin Inquiry (“RCOI”)

A.Process Summary

Adient’s RCOI for calendar year 2016 was designed to determine whether the Conflict Minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by Adient originated in the Covered Countries, or are from recycled or scrap sources. Adient established a system of controls designed to improve transparency over the Conflict Minerals in its supply chain. Adient performed a good faith, global scoping exercise to identify suppliers that were considered in-scope and subject to the RCOI (“In-Scope Suppliers”). Through communications with these suppliers, Adient attempted to identify smelters and refiners of Conflict Minerals that may be utilized in its products.

Due to the complexity of Adient’s supply chain, Adient relied on its first tier suppliers to provide information on the origin of Conflict Minerals potentially present in components and parts supplied to Adient. In addition, Adient sent the CFSI Conflict Minerals Reporting Template (the “CMRT”) to these suppliers to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Adient elected to utilize, without alteration, the CMRT, as well as a survey tool to facilitate its RCOI. The questions on the CMRT include, but are not limited to, the use of Conflict Minerals and their necessity to product functionality or production, the origin of such Conflict Minerals, and whether smelters have been validated as compliant in accordance with the CFSI. Adient communicated with In-Scope Suppliers, notifying them of the RCOI and Adient’s expectations, and it also provided instructions to assist with the completion of the CMRT. In addition to the RCOI efforts described above, Adient undertook the following measures to determine the mine or country of origin of any Conflict Minerals:

•
As part of its global scoping exercise, Adient considered the following supply base categories as the scope universe for RCOI purposes: manufactured products, products contracted to be manufactured, and spare parts.

•
Adient established scoping guidelines, which categorized a risk level of “High,” “Low” or “None” based on the likelihood of Conflict Minerals’ presence in each commodity and/or component. The scoping exercise was performed as a joint effort between our procurement and engineering groups. Suppliers providing components or commodities with risk rankings of High and Low were considered in-scope for RCOI procedures.

•
Adient required each supplier deemed to be in-scope to provide information regarding the use of Conflict Minerals from their suppliers, who, in turn, were expected to solicit that information from their next tier of suppliers. The Conflict Minerals Supplier Letter that was sent to each In-Scope Supplier can be found on Adient’s website at:
http://www.adient.com/suppliers/corporate-responsibility.

•
Adient provided explanations and training to its suppliers regarding the relevant requirements of the Rule and its obligations under the Rule, and reiterated Adient’s expectation that suppliers cooperate to support Adient’s compliance efforts. Refer to the “Supplier Engagement and Training” section of this Report for more information.

•
The responses received from the In-Scope Suppliers about the country of origin of any Conflict Minerals necessary to functionality or production were reviewed for accuracy and completeness, and, if necessary, were red flagged for additional follow up and/or due diligence.

•	Suppliers who sent incomplete or inconsistent responses were asked to review their responses and resubmit their surveys.

•	Adient implemented the following escalation process for suppliers who did not respond:

	▪	Step 1: For a selection of High risk suppliers who did not respond, an escalation letter was sent.

	▪	Step 2: Commodity managers/buyers contacted the High risk suppliers who did not respond to the escalation letter (either by phone or in written form) to request survey completion.

	▪	Step 3: If the supplier still did not respond, the relevant Vice President(s) of Procurement sent a written letter to the supplier requesting completion of the survey.

B.RCOI Results

Adient determined there were 1,151 In-Scope Suppliers for calendar year 2016, which represented 38% of Adient’s total direct suppliers. Adient sent communications to 100% of its In-Scope Suppliers notifying them of the upcoming RCOI and received a receipt confirmation from 93% of those In-Scope Suppliers.

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Exhibit 1.01

Of the In-Scope Suppliers surveyed, the overall response rate was 57%, including 444 responses that were received and accepted (representing 42% of the suppliers surveyed). Adient considers a response as received and accepted when a completed CMRT has been returned to Adient and the CMRT has been validated as accurate by its Compliance Specialists. Below are the results of the RCOI survey:

RCOI Survey Results
No 3TG	70%
Acknowledged 3TG Sourced from the Covered Countries	17%
Acknowledged 3TG Not Sourced from the Covered Countries	13%
3TG Origin Uncertain or Unknown	0%

C.Improvement Measures to Be Taken

During 2016, Adient initiated various activities designed to improve the quality of supplier CMRs, including feedback sessions with suppliers who delivered incorrect or incomplete CMRs during the previous year, and supplier training was enhanced to address the most common reasons CMRs were rejected. These efforts resulted in an 11% increase of accepted supplier CMRs as compared to last year when Adient was part of JCI.

Adient plans to continue to look for ways to improve its processes, including, but not limited to, the following:

•	Engage with suppliers that have not responded to Adient’s request for Conflict Minerals information, and perform a root cause analysis that takes regional and customer behaviors into consideration;

•
Reconsider supply arrangements and potentially implement remedies for suppliers that refuse to cooperate with Adient’s compliance efforts or do not conduct conflict-free sourcing from the Covered Countries;

•	Develop, conduct and evaluate a supplier satisfaction survey related to our RCOI efforts to improve the communication with upstream suppliers and the quality of the supplier reporting;

•
Continue refining Adient’s strategy for managing and mitigating Conflict Minerals risk in the supply chain by sharing information about smelters of concern with affected suppliers in order to raise awareness and to encourage smelters to participate in certification schemes; and

•	Maintain and improve focused training initiatives designed to increase awareness within Adient and its supplier base.

VI.Conflict Minerals Due Diligence

A.Compliance Framework

i.Framework Design and Overview

Adient designed a compliance framework that conforms to the primary principles of the internationally recognized due diligence framework developed by the Organisation for Economic Co-operation and Development (“OECD”) entitled “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected Areas and High-Risk Areas” and related supplements for each of the Conflict Minerals. Our compliance framework included the following elements: 1) establish strong company management systems; 2) identify and assess risk in the supply chain; 3) design and implement a strategy to respond to identified risks; 4) carry out independent third-party audit of smelters’/refiners’ due diligence practices; and 5) report annually on supply chain due diligence.

ii.Establish Strong Company Management Systems

Conflict Minerals Policy

Adient is committed to the responsible sourcing of Conflict Minerals and it supports the humanitarian goal of ending violent conflict in the Covered Countries. Among other things, our corporate policy expresses that we continue to promote and encourage suppliers to conduct conflict-free sourcing from the Covered Countries, and to use responsible sourcing practices. We expect our suppliers to conduct due diligence on their respective supply chains and to assist us with our compliance efforts. To the extent that a supplier refuses to cooperate with our compliance efforts or does not conduct conflict-free sourcing from the Covered

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Exhibit 1.01

Countries, we may reconsider our supply arrangement and/or implement remedies available to us. Our Conflict Minerals Policy Statement is publicly available on Adient’s website at:
http://www.adient.com/-/media/adient/shared/suppliers/corporate-responsibility/conflict-minerals/newadientconflictmineralspolicystatement_nov-2016.ashx.

Internal Management System

Adient maintains an internal management system, where senior management, having the necessary expertise, knowledge and experience, oversees the RCOI and due diligence process. We continue to seek ways to address risk in our supply chain process through initiatives that often involve stakeholder engagement or consultation with outside experts.

Adient maintains a Conflict Minerals Executive Steering Committee (“Steering Committee”) comprised of leaders from Procurement, Legal, Engineering, Communications, Information Technology, Internal Audit and Finance. This Report was also reviewed by Adient’s Disclosure Committee comprised of Adient’s Chief Executive Officer; Chief Financial Officer; the Vice President, Communications & Investor Relations; the General Counsel; the Corporate Treasurer; the Corporate Controller; the Assistant Corporate Controller; the Vice President, Tax; the Vice President, Global Compliance; the Vice President, Internal Audit; the Executive Director - Investor Relations; and the Director - Corporate Governance & Securities. The Steering Committee oversees and supports Adient’s Conflict Minerals compliance program carried out by Adient’s global Project Management Organization (“PMO”). The global PMO includes representatives from each of the applicable departments involved in preparing and publishing this Report. The Steering Committee and PMO each meet on a regular basis to develop and monitor plans to comply with the reporting requirements of the Rule.

System of Controls and Transparency

Due to the complexity of Adient’s supply chain, Adient relies on its first tier suppliers to provide information on the origin of Conflict Minerals potentially present in materials supplied to Adient. Adient’s RCOI and due diligence processes are designed to gather information on the chain of custody of the necessary Conflict Minerals potentially included in Adient’s products.

Supplier Engagement and Training

Adient provides a Conflict Minerals presentation as part of the initial communication package to the In-Scope Suppliers that summarizes the relevant requirements of the Rule, as well as our obligations under the Rule, and reiterates Adient’s expectation that our suppliers cooperate to support our Conflict Minerals compliance efforts. The presentation is posted on our website at: http://www.adient.com/suppliers/corporate-responsibility. Suppliers are encouraged to ask questions.

Adient also provides the In-Scope Suppliers with instructions for responding to the survey, and our Compliance Specialists have scripts to help explain our requests and the reason behind the requests. Communications sent to suppliers also contain reference links to the Rule and additional guidance from the SEC, Automotive Industry Action Group (“AIAG”), CFSI, and OECD. To help suppliers identify and address smelters of concern, Adient provided links to other non-governmental organization (“NGO”) resources such as Global Witness or Amnesty International for smelter information.

Adient publicly shares its position statement on Conflict Minerals through its Conflict Minerals Policy Statement. In addition, as Adient renews or enters into new agreements with suppliers, Adient includes a Conflict Minerals compliance provision when appropriate. The provision requires suppliers to conduct and document inquiries of smelters and refiners of Conflict Minerals included in the products supplied to Adient, including inquiries as to the country of origin.

Internal Training

Adient has a web-based training module specifically for its Sales, Procurement, and Engineering functions in order to increase awareness and education about the relevant requirements of the Rule, Adient’s obligations under the Rule, and the processes Adient uses to evaluate and respond to the related risks in our supply chain.

Records Management

Adient retains relevant Conflict Minerals documentation in accordance with its existing corporate retention policy and procedures.

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Exhibit 1.01

Grievance Mechanism

Adient maintains a web- and telephone-based, 24-hour Integrity Helpline (information is available at: http://adient.ethicspoint.com/), providing any interested party (employees, customers, suppliers or other external third parties) with a confidential reporting mechanism to communicate potential violations of the law, regulations, professional standards, policy, the Ethics Policy or the Conflict Minerals Policy, as well as concerns regarding Adient’s supply chain. Incoming reports follow Adient’s Investigations Protocol, whereby every incoming case is either investigated by Adient’s Legal Department or transferred to the responsible group inside Adient. The Legal Department monitors the investigation and resolution of every case that is reported through the helpline or escalated through other channels.

iii.Identify and Assess Risk in the Supply Chain

Adient’s RCOI was designed to determine whether the Conflict Minerals necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by Adient originated in the Covered Countries, or were from recycled or scrap sources. Through communications with these suppliers, Adient attempted to identify smelters and refiners of Conflict Minerals that may be utilized in its products.

Adient followed up, and continues to follow up, with suppliers who indicated that they might be sourcing Conflict Minerals from the Covered Countries and non-certified smelters in order to exercise due diligence on the source and chain of custody of the Conflict Minerals, inquiring of such suppliers whether they:

•	provided information on all smelters and the country of origin of the Conflict Minerals;

•	performed due diligence procedures for non-certified smelters; and

•	were able to determine if the Conflict Minerals financed or benefited armed groups in the Covered Countries.

iv.Design and Implement a Strategy to Respond to Identified Risks

Adient has established due diligence guidelines to be followed if Adient identifies a risk or a red flag that a supplier may have sourced Conflict Minerals from the Covered Countries through a review of the received CMRT.

Once an In-Scope Supplier identified in its response that it might be sourcing Conflict Minerals from the Covered Countries, Adient initiated due diligence procedures to collect more detailed information from that supplier, which included engaging with such suppliers and validating information with other reliable sources. Suppliers reporting CFSI certified smelters from the Covered Countries were generally exempt from further due diligence as long as there were no incident reports available from NGOs or other reliable sources regarding the listed smelters or refiners.

Survey findings were discussed with Adient’s Procurement Leadership Team. Adient created a shared listing of suppliers identified as using Conflict Minerals from a Covered Country as well as the indicated smelters. This list was then compared to the CFSI smelter listing to verify the accuracy of the supplier responses as well as the Conflict Minerals source.

In addition, Adient engaged and actively cooperated with industry groups, including CFSI and AIAG. Adient also invested in systems and processes to manage risk identified in its supply chain.

v.Carry Out Independent Third-Party Audit of Smelters’/Refiners’ Due Diligence Practices

Adient supports independent third-party audits by being a member of the CFSI. In connection with our due diligence efforts, we rely on the CFSI’s Conflict-Free Smelter Program to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. Adient is a downstream consumer of Conflict Minerals and is many steps removed from the mining of Conflict Minerals. Adient does not purchase raw ore or unrefined Conflict Minerals, and, to the best of its knowledge, conducts no purchasing activities directly in the Covered Countries. Adient evaluates the received supplier reports by using the smelter database from CFSI and reports any unknown smelter or smelters that have not been certified to the CFSI for further investigation and inclusion in the smelter certification scheme.

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Exhibit 1.01

vi.Report Annually on Supply Chain Due Diligence

This Report (and the related Form SD) was filed with the SEC and is available on our website at:
http://www.adient.com/suppliers/corporate-responsibility

B.Due Diligence Results

i.Facilities Used to Process Necessary 3TG Originating from Covered Countries

The RCOI, including the use of the CMRT, and Adient’s due diligence efforts described above were designed to provide Adient with information on the smelters and refiners that the In-Scope Suppliers used to process Conflict Minerals in the products supplied to Adient. As a downstream consumer of 3TG, Adient generally does not have a direct relationship with smelters and refiners and must rely on responses from the suppliers in order to determine the facilities used to process Conflict Minerals. Similar to Adient, our suppliers generally do not have a direct relationship with the facilities used to process Conflict Minerals; therefore, some suppliers responded that they were unable to provide smelter and refinery information at this time. Accordingly, for this reporting period, Adient does not know all the facilities used to process, or the country of origin of, all the Conflict Minerals included in its products.

Based on a review of the received and accepted responses, 13% of the suppliers indicated that they did not source from the Covered Countries and 17% of the suppliers acknowledged that they sourced 3TG from the Covered Countries. The suppliers sourcing from the Covered Countries indicated that they only sourced from smelters that the CFSI identifies as DRC conflict free. Even though none of the responses acknowledged that 3TG was sourced from smelters/mines that financed or benefited armed groups, after reviewing information from NGOs and other reliable sources, Adient found evidence with respect to six of the smelters identified by its suppliers that raised concerns (one of these smelters is no longer in business). Adient contacted each impacted supplier to encourage them to review their respective supply chain and to work with their suppliers to eliminate the affected smelter from the supply chain. Further actions with respect to these or other suppliers using smelters/refiners that raise concerns could include reconsidering supply arrangements and potentially implementing remedies for suppliers that refuse to cooperate with Adient’s compliance efforts in accordance with the existing procurement processes and policies.

ii.Smelter Lists (Appendix A)

Adient compared the smelter lists provided in responses from its In-Scope Suppliers with the CFSI list of compliant smelters to determine which smelters the CFSI identifies as DRC conflict free. The information provided by our suppliers was used to conduct our due diligence, including assessing reports for completeness and consistency.

A total of 389 smelters were identified by our suppliers and 244, or approximately 63%, are CFSI certified. Thirty-eight of the smelters that have not been certified reported using only recycled or scrap feedstock. Appendix A includes a list of the smelters identified as part of our RCOI and due diligence efforts.

C.Risk Mitigation Measures

In order to mitigate risk related to Conflict Minerals in Adient’s supply chain, Adient’s current processes and procedures included:

•	Membership in the CFSI, which has allowed for the comparison of all supplier responses to the CFSI smelter listing to confirm the accuracy of supplier responses;

•
Institutionalizing scoping guidelines, RCOI and due diligence guidelines, as well as the escalation process and adding a regional work instruction describing the process of supplier data collection and evaluation; and

•
Continue to refine Adient’s global terms and conditions of purchase to require suppliers to disclose to Adient, in writing, the content and the origin of the Conflict Minerals in the materials and/or products they provide to Adient.

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Exhibit 1.01

Adient is aware of concerns that have been raised regarding the Rule’s possible unintended negative consequences for local communities. Adient is committed to complying with the OECD Guidance and the Rule in such a way that mitigates such concerns through the implementation of our Conflict Minerals Policy. In order to further mitigate the risk that Conflict Minerals in the supply chain benefited armed groups in the Covered Countries and to identify the origin of those minerals, Adient will continue its efforts with its In-Scope Suppliers to improve the response rate and the completeness of the surveys. In addition, Adient will:

•	Continue to direct suppliers to Adient’s corporate policy with respect to the sourcing of Conflict Minerals;

•
Strive to improve supplier communication to identify potential risks at an early stage by conducting regular supplier satisfaction surveys and sending out detailed feedback related to the received supplier information;

•	Continue to follow up with suppliers who either indicated or were identified as potentially sourcing Conflict Minerals from the Covered Countries;

•
Improve the effectiveness of the escalation process to enhance supplier communications and the quality of responses, including the results of the root cause analysis regarding the lower than expected supplier response rates;

•	Enhance Adient’s RCOI and due diligence measures for existing and new suppliers included in the scoping guidelines;

•	Continue to work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD guidance; and

•	Join the CFSI smelter engagement team to support the CFSI activities regarding smelter engagement and certification.

VII.Determination

For calendar year 2016, Adient is unable to determine the mine or country of origin of its necessary Conflict Minerals or the facilities used to process Conflict Minerals in its supply chain with the greatest possible specificity due to either a lack of survey responses or inconclusive survey responses from its In-Scope Suppliers. As such, Adient is currently unable to determine whether or not products manufactured, or contracted to be manufactured, by Adient in the 2016 calendar year, which include those listed in “III. Product Overview” above, have been found to be free of necessary Conflict Minerals that directly or indirectly financed or benefited armed groups in the Covered Countries. See Appendix A for a list of smelters for each of the Conflict Minerals identified as part of Adient’s efforts and country of origin information.

Cautionary Statement Regarding Forward-Looking Statements:

Adient plc has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties are difficult to predict accurately and may include (but are not limited to) regulatory changes and judicial developments relating to conflict minerals disclosures, changes in or developments related to Adient’s products or Adient’s supply chain, and industry developments relating to supply chain diligence, disclosure and other practices. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed with the SEC on November 29, 2016 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. The forward-looking statements included in this Report are made only as of the date of this Report and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements.

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Exhibit 1.01

VIII.Appendix A - Smelters by mineral

The attached smelter information refers to data available in the CFSI smelter database in March 2017. Changes that took place after March 2017 are not covered.

Country of Origin Legend:

R1
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe

R2	Kenya, Mozambique, South Africa
R3	Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia
DRC	Democratic Republic of the Congo
R/S	Recycled or Scrap

List of Gold smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	CFSI certified smelter	Not disclosed by CFSI
Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI certified smelter	R/S
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	CFSI certified smelter	Not disclosed by CFSI
Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI certified smelter	Not disclosed per RJC
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI certified smelter	Not disclosed by CFSI
AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	CFSI certified smelter	Not disclosed per LBMA
Argor-Heraeus S.A.	SWITZERLAND	CID000077	CFSI certified smelter	Not disclosed per LBMA
Asahi Pretec Corp.	JAPAN	CID000082	CFSI certified smelter	R1, R/S
Asahi Refining Canada Ltd.	CANADA	CID000924	CFSI certified smelter	Not disclosed per LBMA
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	CFSI certified smelter	Not disclosed per LBMA
Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSI certified smelter	R/S
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	registered by CFSI but not certified	Not disclosed per LBMA
AU Traders and Refiners	SOUTH AFRICA	CID002850	CFSI certified smelter	Not disclosed by CFSI
AURA-II	UNITED STATES OF AMERICA	CID002851	smelter not identified by CFSI	Under Investigation
Aurubis AG	GERMANY	CID000113	CFSI certified smelter	Not disclosed per LBMA
Bangalore Refinery	INDIA	CID002863	registered by CFSI but not certified	Not disclosed by CFSI

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Exhibit 1.01

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI certified smelter	Not disclosed per LBMA
Boliden AB	SWEDEN	CID000157	CFSI certified smelter	Not disclosed per LBMA
C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI certified smelter	Not disclosed per LBMA
Caridad	MEXICO	CID000180	registered by CFSI but not certified	Under Investigation
CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI certified smelter	Not disclosed per LBMA
Cendres + Métaux S.A.	SWITZERLAND	CID000189	registered by CFSI but not certified	Not disclosed by CFSI
Chimet S.p.A.	ITALY	CID000233	CFSI certified smelter	Not disclosed per LBMA
Chugai Mining	JAPAN	CID000264	registered by CFSI but not certified	R/S
Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	CFSI certified smelter	Not disclosed by CFSI
Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	registered by CFSI but not certified	Under Investigation
DODUCO GmbH	GERMANY	CID000362	CFSI certified smelter	R/S
Dowa	JAPAN	CID000401	CFSI certified smelter	R1, R/S
DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	CFSI certified smelter	Not disclosed by CFSI
Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI certified smelter	R/S
Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	CFSI certified smelter	R1, R/S
Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFSI certified smelter	Not disclosed by CFSI
Faggi Enrico S.p.A.	ITALY	CID002355	smelter not identified by CFSI	Under Investigation
Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	registered by CFSI but not certified	Under Investigation
Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	registered by CFSI but not certified	Under Investigation
Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	registered by CFSI but not certified	Not disclosed by CFSI
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	registered by CFSI but not certified	China
Guangdong Jinding Gold Limited	CHINA	CID002312	registered by CFSI but not certified	No reason to believe sources from Covered Countries
Gujarat Gold Centre	INDIA	CID002852	registered by CFSI but not certified	Under Investigation
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	registered by CFSI but not certified	No reason to believe sources from Covered Countries
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	registered by CFSI but not certified	No reason to believe sources from Covered Countries
Heimerle + Meule GmbH	GERMANY	CID000694	CFSI certified smelter	R/S

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Exhibit 1.01

Henan Yuguang Gold & Lead Co., Ltd.	CHINA	CID002519	smelter not identified by CFSI	No reason to believe sources from Covered Countries
Heraeus Ltd. Hong Kong	CHINA	CID000707	CFSI certified smelter	Not disclosed per LBMA
Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI certified smelter	Not disclosed per LBMA
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	registered by CFSI but not certified	China
Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	registered by CFSI but not certified	Korea, Republic Of
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	CFSI certified smelter	Not disclosed by CFSI
Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI certified smelter	Not disclosed per LBMA
Istanbul Gold Refinery	TURKEY	CID000814	CFSI certified smelter	Not disclosed per LBMA
Japan Mint	JAPAN	CID000823	CFSI certified smelter	Not disclosed per LBMA
Jiangxi Copper Co., Ltd.	CHINA	CID000855	CFSI certified smelter	Not disclosed per LBMA
Jiangxi Copper Company Limited	CHINA	CID000856	smelter not identified by CFSI	China
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI certified smelter	Not disclosed per LBMA
JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSI certified smelter	Not disclosed per LBMA
JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSI certified smelter	Not disclosed per LBMA
Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	registered by CFSI but not certified	Under investigation
Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	registered by CFSI but not certified	Kazakhstan
Kazzinc	KAZAKHSTAN	CID000957	CFSI certified smelter	Not disclosed per LBMA
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	CFSI certified smelter	Not disclosed per RJC
KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	registered by CFSI but not certified	Not disclosed by CFSI
Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSI certified smelter	R1, R/S
Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988	smelter not identified by CFSI	Korea, Republic Of
Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	CFSI certified smelter	Not disclosed by CFSI
Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI certified smelter	Not disclosed by CFSI
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	registered by CFSI but not certified	Under investigation
L' azurde Company For Jewelry	SAUDI ARABIA	—	unknown smelter	Saudi Arabia
Lingbao Gold Co., Ltd.	CHINA	CID001056	registered by CFSI but not certified	China

Adient plc | 2016 Conflict Minerals Report | 10

Exhibit 1.01

Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	registered by CFSI but not certified	China
LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078	CFSI certified smelter	Not disclosed per LBMA
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	registered by CFSI but not certified	China
Materion	UNITED STATES OF AMERICA	CID001113	CFSI certified smelter	R1, R/S
Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSI certified smelter	Not disclosed per LBMA
Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFSI certified smelter	Not disclosed per LBMA
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFSI certified smelter	Not disclosed per LBMA
Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSI certified smelter	Not disclosed by CFSI
Metalor Technologies S.A.	SWITZERLAND	CID001153	CFSI certified smelter	Not disclosed per LBMA
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	CFSI certified smelter	Not disclosed per LBMA
Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	CFSI certified smelter	Not disclosed per LBMA
Mitsubishi Materials Corporation	JAPAN	CID001188	CFSI certified smelter	Not disclosed per LBMA
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI certified smelter	Not disclosed per LBMA
MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFSI certified smelter	Not disclosed per RJC
Modeltech Sdn Bhd	MALAYSIA	CID002857	registered by CFSI but not certified	Not disclosed by CFSI
Morris and Watson	NEW ZEALAND	CID002282	registered by CFSI but not certified	New Zealand
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI certified smelter	Not disclosed per LBMA
Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	CFSI certified smelter	Not disclosed per LBMA
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	registered by CFSI but not certified	Not disclosed by CFSI
Nihon Material Co., Ltd.	JAPAN	CID001259	CFSI certified smelter	Not disclosed per LBMA
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFSI certified smelter	Not disclosed per RJC
Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSI certified smelter	R1
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFSI certified smelter	Not disclosed per LBMA
OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI certified smelter	Not disclosed per LBMA
PAMP S.A.	SWITZERLAND	CID001352	CFSI certified smelter	Not disclosed per LBMA

Adient plc | 2016 Conflict Minerals Report | 11

Exhibit 1.01

Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	registered by CFSI but not certified	China
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI certified smelter	Not disclosed by CFSI
PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI certified smelter	Not disclosed per LBMA
PX Précinox S.A.	SWITZERLAND	CID001498	CFSI certified smelter	Not disclosed per LBMA
PX Précinox SA	SWITZERLAND	—	unknown smelter	Switzerland
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSI certified smelter	Not disclosed per LBMA
Remondis Argentia B.V.	NETHERLANDS	CID002582	registered by CFSI but not certified	Under Investigation
Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	CFSI certified smelter	Not disclosed per LBMA
Royal Canadian Mint	CANADA	CID001534	CFSI certified smelter	Not disclosed per LBMA
SAAMP	FRANCE	CID002761	registered by CFSI but not certified	France
Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	registered by CFSI but not certified	United States
SAFINA A.S.	CZECH REPUBLIC	CID002290	registered by CFSI but not certified	Under Investigation
Sai Refinery	INDIA	CID002853	registered by CFSI but not certified	Under Investigation
Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555	CFSI certified smelter	Not disclosed by CFSI
Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	registered by CFSI but not certified	Under Investigation
SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSI certified smelter	Not disclosed by CFSI
Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFSI certified smelter	Not disclosed per LBMA
SEMPSA Joyería Platería S.A.	SPAIN	CID001585	CFSI certified smelter	Not disclosed by CFSI
Shandong Humon Smelting Co., Ltd.	CHINA	—	unknown smelter	No reason to believe sources from Covered Countries
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	registered by CFSI but not certified	China
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI certified smelter	Not disclosed per LBMA
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	smelter not identified by CFSI	No reason to believe sources from Covered Countries
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFSI certified smelter	Not disclosed per LBMA
Singway Technology Co., Ltd.	TAIWAN	CID002516	CFSI certified smelter	R1, R/S
So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754	registered by CFSI but not certified	United States
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI certified smelter	Not disclosed by CFSI

Adient plc | 2016 Conflict Minerals Report | 12

Exhibit 1.01

Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	CFSI certified smelter	R1, R/S
Sudan Gold Refinery	SUDAN	CID002567	registered by CFSI but not certified	Under Investigation
Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI certified smelter	Not disclosed per LBMA
Super Dragon Technology Co., Ltd.	TAIWAN	—	unknown smelter	No reason to believe sources from Covered Countries
T.C.A S.p.A	ITALY	CID002580	CFSI certified smelter	Not disclosed per LBMA
Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI certified smelter	Not disclosed per LBMA
The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI certified smelter	Not disclosed per LBMA
Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSI certified smelter	Not disclosed per LBMA
Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	registered by CFSI but not certified	China
Tony Goetz NV	BELGIUM	CID002587	registered by CFSI but not certified	Not disclosed by CFSI
TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	registered by CFSI but not certified	No reason to believe sources from Covered Countries; Under Investigation
Torecom	KOREA (REPUBLIC OF)	CID001955	CFSI certified smelter	Not disclosed by CFSI
Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI certified smelter	Not disclosed per LBMA
Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI certified smelter	Not disclosed per RJC
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI certified smelter	Not disclosed per LBMA
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	CFSI certified smelter	R/S
Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	registered by CFSI but not certified	Under Investigation
Valcambi S.A.	SWITZERLAND	CID002003	CFSI certified smelter	Not disclosed per RJC
Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI certified smelter	Not disclosed per LBMA
WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI certified smelter	Not disclosed by CFSI
Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	CFSI certified smelter	R/S
Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSI certified smelter	Not disclosed by CFSI
Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	registered by CFSI but not certified	China
Zhongkuang Gold Industry Co., Ltd.	CHINA	—	unknown smelter	No reason to believe sources from Covered Countries
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI certified smelter	Not disclosed per LBMA

Adient plc | 2016 Conflict Minerals Report | 13

Exhibit 1.01

Zhuzhou Smelting Group Co., Ltd.	CHINA	—	unknown smelter	No reason to believe sources from Covered Countries
Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSI certified smelter	Not disclosed per LBMA
List of Tin smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin
A&W Iron & Metal	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Alpha	UNITED STATES OF AMERICA	CID000292	CFSI certified smelter	R1, R/S
Al-Rec, LLC	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Aluminum Recovery Technologies	UNITED STATES OF AMERICA	—	unknown smelter	R/S
American Iron & Metal	UNITED STATES OF AMERICA	CID000049	smelter not identified by CFSI	R/S
An Thai Minerals Co., Ltd.	VIETNAM	CID002825	registered by CFSI but not certified	Under Investigation
An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	registered by CFSI but not certified	Not disclosed by CFSI
B&B Metal Processing	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Beck Aluminum	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Bishop International	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	CFSI certified smelter	Not disclosed by CFSI
Chestnut Ridge Metals Trading LLC	UNITED STATES OF AMERICA	—	unknown smelter	R/S
China Tin Group Co., Ltd.	CHINA	CID001070	CFSI certified smelter	Not disclosed by CFSI
CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	registered by CFSI but not certified	Under Investigation
Commercial Metals	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Continental Aluminum	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFSI certified smelter	R1
Custom Alloy	UNITED STATES OF AMERICA	CID002348	smelter not identified by CFSI	R/S
CV Ayi Jaya	INDONESIA	CID002570	CFSI certified smelter	R1
CV Dua Sekawan	INDONESIA	CID002592	CFSI certified smelter	Not disclosed by CFSI
CV Gita Pesona	INDONESIA	CID000306	CFSI certified smelter	R1
CV Serumpun Sebalai	INDONESIA	CID000313	CFSI certified smelter	R1

Adient plc | 2016 Conflict Minerals Report | 14

Exhibit 1.01

CV Tiga Sekawan	INDONESIA	CID002593	CFSI certified smelter	Not disclosed by CFSI
CV United Smelting	INDONESIA	CID000315	CFSI certified smelter	R1
CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI certified smelter	Not disclosed by CFSI
Dowa	JAPAN	CID000402	CFSI certified smelter	R1
Eastern Alloys	UNITED STATES OF AMERICA	CID000419	smelter not identified by CFSI	R/S
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	registered by CFSI but not certified	Not disclosed by CFSI
Elmet S.L.U.	SPAIN	CID002774	CFSI certified smelter	R/S
EM Vinto	BOLIVIA	CID000438	CFSI certified smelter	R1
Estanho de Rondônia S.A.	BRAZIL	CID000448	registered by CFSI but not certified	Under Investigation
Feinhütte Halsbrücke GmbH	GERMANY	CID000466	smelter not identified by CFSI	Engaged in CFSP
Fenix Metals	POLAND	CID000468	CFSI certified smelter	R/S
Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	CFSI certified smelter	Not disclosed by CFSI
Gejiu Jinye Mineral Company	CHINA	CID002859	CFSI certified smelter	Not disclosed by CFSI
Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	registered by CFSI but not certified	Not disclosed by CFSI
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI certified smelter	R1
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	registered by CFSI but not certified	Not disclosed by CFSI
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	registered by CFSI but not certified	China
Gold Bell Group	CHINA	CID000572	smelter not identified by CFSI	Under Investigation
Goldy Metals	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Greenworks	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	CFSI certified smelter	Not disclosed by CFSI
HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	CFSI certified smelter	Not disclosed by CFSI
Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	registered by CFSI but not certified	China
Huntington Aluminum Inc	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Imsamet of Arizonia	UNITED STATES OF AMERICA	—	unknown smelter	R/S

Adient plc | 2016 Conflict Minerals Report | 15

Exhibit 1.01

Intrametco	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Italbronze LTDA	BRAZIL	—	unknown smelter	Brazil
Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI certified smelter	R1
Laurand Associates	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063	smelter not identified by CFSI	China
Mag Pro LLC	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Magna Aluminum Recfining	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI certified smelter	R1, R/S
Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI certified smelter	R1, R2, R3, DRC, R/S
Melt Metais e Ligas S.A.	BRAZIL	CID002500	CFSI certified smelter	R1
Metal Source, LLC	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Metal Exchange	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	CFSI certified smelter	Not disclosed by CFSI
Metallo-Chimique N.V.	BELGIUM	CID002773	CFSI certified smelter	R1, R/S
Metro Alloys	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Mineração Taboca S.A.	BRAZIL	CID001173	CFSI certified smelter	R1
Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179	smelter not identified by CFSI	Under Investigation
Minsur	PERU	CID001182	CFSI certified smelter	R1, R/S
Minsur S.A.	PERU	—	unknown smelter	Peru
Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI certified smelter	R/S
Modeltech Sdn Bhd	MALAYSIA	CID002858	registered by CFSI but not certified	Not disclosed by CFSI
Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	registered by CFSI but not certified	Not disclosed by CFSI
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	registered by CFSI but not certified	Vietnam
Ningbo Haotuo Metal Material Co., Ltd.	CHINA	—	unknown smelter	R/S
Ningbo Yinzhou Reha Metal I&T Co., Ltd.	CHINA	—	unknown smelter	R/S
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI certified smelter	R/S
O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI certified smelter	R/S

Adient plc | 2016 Conflict Minerals Report | 16

Exhibit 1.01

Operaciones Metalurgical S.A.	BOLIVIA	CID001337	CFSI certified smelter	R1
Phoenix Metal Ltd.	RWANDA	CID002507	registered by CFSI but not certified	Under Investigation
PT Alam Lestari Kencana	INDONESIA	CID001393	smelter not identified by CFSI	Indonesia
PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI certified smelter	R1
PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI certified smelter	R1
PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI certified smelter	R1
PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI certified smelter	R1
PT Babel Surya Alam Lestari	INDONESIA	CID001406	smelter not identified by CFSI	Under Investigation
PT Bangka Kudai Tin	INDONESIA	CID001409	smelter not identified by CFSI	Indonesia
PT Bangka Prima Tin	INDONESIA	CID002776	CFSI certified smelter	R1
PT Bangka Putra Karya	INDONESIA	CID001412	smelter not identified by CFSI	R1
PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416	smelter not identified by CFSI	Indonesia
PT Bangka Tin Industry	INDONESIA	CID001419	CFSI certified smelter	R1
PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI certified smelter	R1
PT BilliTin Makmur Lestari	INDONESIA	CID001424	smelter not identified by CFSI	Indonesia
PT Bukit Timah	INDONESIA	CID001428	CFSI certified smelter	R1
PT Cipta Persada Mulia	INDONESIA	CID002696	CFSI certified smelter	Not disclosed by CFSI
PT DS Jaya Abadi	INDONESIA	CID001434	CFSI certified smelter	R1
PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI certified smelter	R1
PT Fang Di MulTindo	INDONESIA	CID001442	smelter not identified by CFSI	Indonesia
PT HP Metals Indonesia	INDONESIA	CID001445	smelter not identified by CFSI	Under Investigation
PT Inti Stania Prima	INDONESIA	CID002530	CFSI certified smelter	R1
PT Justindo	INDONESIA	CID000307	registered by CFSI but not certified	Under Investigation
PT Karimun Mining	INDONESIA	CID001448	CFSI certified smelter	Not disclosed by CFSI
PT Kijang Jaya Mandiri	INDONESIA	CID002829	CFSI certified smelter	Not disclosed by CFSI
PT KOBA TIN	INDONESIA	CID001449	smelter not identified by CFSI	Indonesia
PT Mitra Stania Prima	INDONESIA	CID001453	CFSI certified smelter	R1
PT O.M. Indonesia	INDONESIA	CID002757	CFSI certified smelter	Not disclosed by CFSI

Adient plc | 2016 Conflict Minerals Report | 17

Exhibit 1.01

PT Panca Mega Persada	INDONESIA	CID001457	CFSI certified smelter	R1
PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486	smelter not identified by CFSI	Indonesia
PT Prima Timah Utama	INDONESIA	CID001458	CFSI certified smelter	R1
PT Refined Bangka Tin	INDONESIA	CID001460	CFSI certified smelter	R1
PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI certified smelter	R1
PT Seirama Tin Investment	INDONESIA	CID001466	smelter not identified by CFSI	Indonesia
PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI certified smelter	R1
PT Sukses Inti Makmur	INDONESIA	CID002816	CFSI certified smelter	R1
PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI certified smelter	Not disclosed by CFSI
PT Supra Sukses Trinusa	INDONESIA	CID001476	smelter not identified by CFSI	Under Investigation
PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI certified smelter	R1
PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI certified smelter	R1
PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI certified smelter	R1
PT Tirus Putra Mandiri	INDONESIA	CID002478	smelter not identified by CFSI	Indonesia
PT Tommy Utama	INDONESIA	CID001493	CFSI certified smelter	Not disclosed by CFSI
PT Wahana Perkit Jaya	INDONESIA	CID002479	CFSI certified smelter	R1
Purther Recycling	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Quality Parts Supply	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Real Alloy	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Recycling Services of Indiana	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	CFSI certified smelter	R1
Rui Da Hung	TAIWAN	CID001539	CFSI certified smelter	Not disclosed by CFSI
Sarbali Recycling LLC	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Scepter	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Service Aluminum	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Shapiro Metals	UNITED STATES OF AMERICA	—	unknown smelter	R/S

Adient plc | 2016 Conflict Minerals Report | 18

Exhibit 1.01

Soft Metais Ltda.	BRAZIL	CID001758	CFSI certified smelter	R1
Spectro Alloys Corp	UNITED STATES OF AMERICA	CID002411	smelter not identified by CFSI	R/S
Stanton A. Moss, Inc.	UNITED STATES OF AMERICA	—	unknown smelter	R/S
State Metal	UNITED STATES OF AMERICA	—	unknown smelter	R/S
Super Ligas	BRAZIL	CID002756	registered by CFSI but not certified	No reason to believe sources from Covered Countries
Thaisarco	THAILAND	CID001898	CFSI certified smelter	R1, R3, R/S
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	registered by CFSI but not certified	Under Investigation
Uni Bros Metal Pte Ltd	SINGAPORE	CID001984	smelter not identified by CFSI	Singapore
VQB Mineral and Trading Group JSC	VIETNAM	CID002015	CFSI certified smelter	Not disclosed by CFSI
Weimer Scrap Metal	UNITED STATES OF AMERICA	—	unknown smelter	R/S
White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSI certified smelter	R1
Xianghualing Tin Industry Co., Ltd.	CHINA	CID002946	smelter not identified by CFSI	No reason to believe sources from Covered Countries
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	registered by CFSI but not certified	Not disclosed by CFSI
Yunnan Tin Company Limited	CHINA	CID002180	CFSI certified smelter	Not disclosed by CFSI
ZHUZHOU SMELTER GROUP COMPANY LIMITED	CHINA	—	unknown smelter	China
List of Tantalum smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI certified smelter	R/S
Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSI certified smelter	R1, R2, R3, DRC, R/S
D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	CFSI certified smelter	R/S
Duoluoshan	CHINA	CID000410	CFSI certified smelter	R1, R3, R/S
E.S.R. Electronics	UNITED STATES OF AMERICA	CID002590	smelter not identified by CFSI	Under Investigation
Exotech Inc.	UNITED STATES OF AMERICA	CID000456	CFSI certified smelter	R1, R/S
F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI certified smelter	R1, R3, DRC, R/S
FIR Metals & Resource Ltd.	CHINA	CID002505	CFSI certified smelter	R1, R/S
Global Advanced Metals Aizu	JAPAN	CID002558	CFSI certified smelter	R1, R3, DRC, R/S

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Exhibit 1.01

Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	CFSI certified smelter	R1, R3, DRC, R/S
Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI certified smelter	R1, R/S
H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI certified smelter	R1, R2, R3, DRC, R/S
H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSI certified smelter	R1, R3, DRC, R/S
H.C. Starck GmbH Laufenburg	GERMANY	CID002546	smelter not identified by CFSI	R1, R3, DRC, R/S
H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI certified smelter	R1, R/S
H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	CFSI certified smelter	R1, R/S
H.C. Starck Ltd.	JAPAN	CID002549	CFSI certified smelter	R/S
H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	CFSI certified smelter	R1, DRC, R/S
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI certified smelter	R1, R/S
Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731	CFSI certified smelter	R/S
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFSI certified smelter	R1
Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFSI certified smelter	Not disclosed by CFSI
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI certified smelter	R1, R3
Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSI certified smelter	R1, R2, R3, R/S
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFSI certified smelter	R1
KEMET Blue Metals	MEXICO	CID002539	CFSI certified smelter	R1, R3, DRC, R/S
KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	CFSI certified smelter	R1, R3, DRC, R/S
King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFSI certified smelter	R1
LSM Brasil S.A.	BRAZIL	CID001076	CFSI certified smelter	R1, R/S
Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI certified smelter	R1, R2, R/S
Mineração Taboca S.A.	BRAZIL	CID001175	CFSI certified smelter	R1
Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	CFSI certified smelter	R/S
Molycorp Silmet A.S.	ESTONIA	CID001200	CFSI certified smelter	R1, R/S
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI certified smelter	R1, R3, DRC, R/S

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Exhibit 1.01

Plansee SE Liezen	AUSTRIA	CID002540	smelter not identified by CFSI	R1, R/S
Plansee SE Reutte	AUSTRIA	CID002556	smelter not identified by CFSI	R1, R/S
Power Resources Ltd.	MACEDONIA	CID002847	CFSI certified smelter	Not disclosed by CFSI
QuantumClean	UNITED STATES OF AMERICA	CID001508	CFSI certified smelter	R/S
Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	CFSI certified smelter	R1
RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	CFSI certified smelter	R1, R/S
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI certified smelter	R1
Taki Chemical Co., Ltd.	JAPAN	CID001869	CFSI certified smelter	R1, R3, R/S
Telex Metals	UNITED STATES OF AMERICA	CID001891	CFSI certified smelter	R1, R/S
Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571	CFSI certified smelter	R/S
Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI certified smelter	R1, R3, DRC, R/S
XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFSI certified smelter	R/S
Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFSI certified smelter	R1, R2, R/S
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	CFSI certified smelter	R1, R3, DRC, R/S
List of Tungsten smelters
Smelter Name	Smelter Country	Smelter ID	Status	Country of Origin of Minerals
A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSI certified smelter	R1, R/S
ACL Metais Eireli	BRAZIL	CID002833	registered by CFSI but not certified	Brazil
Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	CFSI certified smelter	R1, R3
Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI certified smelter	R1, R/S
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI certified smelter	R1
Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518	smelter not identified by CFSI	R1
Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	registered by CFSI but not certified	R1, R/S
Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI certified smelter	R1
Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531	smelter not identified by CFSI	Under Investigation
Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA	CID002645	smelter not identified by CFSI	Under Investigation

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Exhibit 1.01

Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI certified smelter	R1
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI certified smelter	R1, R/S
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI certified smelter	R1
Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	registered by CFSI but not certified	R1, R/S
Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	CFSI certified smelter	R1, R/S
Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI certified smelter	R1
H.C. Starck GmbH	GERMANY	CID002541	CFSI certified smelter	R1, R/S
H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFSI certified smelter	R/S
Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFSI certified smelter	R1
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFSI certified smelter	R1
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578	smelter not identified by CFSI	R1
Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI certified smelter	R1
Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSI certified smelter	R1, R/S
Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSI certified smelter	R1, R/S
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSI certified smelter	R1
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	registered by CFSI but not certified	China
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI certified smelter	R1
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	registered by CFSI but not certified	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI certified smelter	R1
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI certified smelter	R1
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFSI certified smelter	R1
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI certified smelter	R1
Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	CFSI certified smelter	R1

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Exhibit 1.01

Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	CFSI certified smelter	R1, R/S
Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA	—	unknown smelter	No reason to believe sources from Covered Countries
Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI certified smelter	R1
Moliren Ltd	RUSSIAN FEDERATION	CID002845	CFSI certified smelter	Not disclosed by CFSI
Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	CFSI certified smelter	R1, R/S
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	CFSI certified smelter	R1
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	CFSI certified smelter	Not disclosed by CFSI
Pobedit, JSC	RUSSIAN FEDERATION	CID002532	smelter not identified by CFSI	R1
Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	CID002538	smelter not identified by CFSI	Under Investigation
South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	CFSI certified smelter	R1, R/S
Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	CFSI certified smelter	R1
Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	CFSI certified smelter	Not disclosed by CFSI
Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	CFSI certified smelter	R1, R3
Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSI certified smelter	R1, R3, R/S
Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	CFSI certified smelter	Not disclosed by CFSI
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI certified smelter	R1, R3, R/S
Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI certified smelter	R1, R/S
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFSI certified smelter	R1
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI certified smelter	R1

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